AMENDMENT NO. 12 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 12 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 30th day of April, 2014, by the undersigned Trustees.

WHEREAS, the Board of Trustees of American Century Investment Trust (the “Trust”) have determined that it is in the best interests of the Trust to establish a new series of shares designated Strategic Income Fund, a new series of shares designated Short Duration Strategic Income Fund, and a new series of shares designated Floating Rate Income Fund, and

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect the establishment of the new series of shares.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to establish each new series of the Trust by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

/s/Tanya S. Beder	/s/Jeremy I. Bulow
/s/Ronald J. Gilson	/s/Frederick L.A. Grauer
/s/Peter F. Pervere	/s/Myron S. Scholes
/s/John B. Shoven	/s/Jonathan S. Thomas

A-2
SCHEDULE A
American Century Investment Trust
Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment
Prime Money Market Fund	Investor	06/13/1993
	A Class	06/01/1998
	B Class	05/08/2002
	C Class	05/01/2001

Diversified Bond Fund	Investor	08/01/2001
	Institutional	08/01/2001
	A Class	08/01/2001
	B Class	05/08/2002
	C Class	05/08/2002
	R Class	06/30/2005
	R6 Class	06/28/2013

Premium Money Market Fund	Investor	08/01/2001

High-Yield Fund	Investor	05/08/2002
	Institutional	06/14/2004
	A Class	05/08/2002
	C Class	05/08/2002
	R Class	06/30/2005
	R6 Class	06/28/2013

Short Duration Inflation Protection Bond Fund	Investor	05/01/2005
	Institutional	05/01/2005
	A Class	05/01/2005
	B Class	05/01/2005
	C Class	05/01/2005
	R Class	05/01/2005
	R6 Class	06/28/2013

NT Diversified Bond Fund	Institutional	05/01/2006
	R6 Class	06/28/2013

Core Plus Fund	Investor	11/29/2006
	Institutional	11/29/2006
	A Class	11/29/2006
	C Class	11/29/2006
	R Class	11/29/2006

Short Duration Fund	Investor	11/29/2006
	Institutional	11/29/2006
	A Class	11/29/2006
	C Class	11/29/2006
	R Class	11/29/2006

Strategic Income Fund	Investor	03/11/2014
	Institutional	03/11/2014
	A Class	03/11/2014
	C Class	03/11/2014
	R Class	03/11/2014
	R6 Class	03/11/2014

Short Duration Strategic Income Fund	Investor	03/11/2014
	Institutional	03/11/2014
	A Class	03/11/2014
	C Class	03/11/2014
	R Class	03/11/2014
	R6 Class	03/11/2014

Floating Rate Income Fund	Investor	03/11/2014
	Institutional	03/11/2014
	A Class	03/11/2014
	C Class	03/11/2014
	R Class	03/11/2014
	R6 Class	03/11/2014

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.